Exhibit 99.1

The Charles Schwab Corporation Announces Pricing of $13.1 Billion Secondary Offering

of its Common Stock held by an affiliate of The Toronto-Dominion Bank

WESTLAKE, Texas, February 11, 2025—The Charles Schwab Corporation (NYSE: SCHW) (the “Company” or “Charles Schwab”) today announced the pricing of the previously announced secondary offering by TD Group US Holdings LLC, an affiliate of The Toronto-Dominion Bank (“TD”), of 165,443,530 shares of the Company’s common stock at $79.25 per share. The secondary offering is expected to close on February 12, 2025, subject to customary closing conditions.

Following the completion of the secondary offering and the previously announced $1.5 billion share repurchase by the Company from TD, TD will have disposed of all of its shares. Charles Schwab will not receive any of the proceeds from the sale of shares of its common stock.

The secondary offering was led by TD Securities and Goldman Sachs & Co. LLC.

Charles Schwab has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the secondary offering to which this communication relates. A final prospectus relating to the offering will be filed with the SEC and may be obtained, when available, for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the final prospectus supplement, when available, if you request them by contacting (i) TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, telephone: 1 (855) 495-9846 or by email at TD.ECM_Prospectus@tdsecurities.com; or (ii) Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1 (866) 471-2526, facsimile: (212) 902-9316 or by email at Prospectus-ny@ny.email.gs.com.

This announcement shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements include statements regarding the offering and the share repurchase, the Company’s plans, objectives, expectations and intentions and the financial condition, results of operations and business of the Company. These forward-looking statements are subject to risks and uncertainties, including, among other things, risks related to the ability of the Company to consummate the offering and the share repurchase and the risks described in the company’s most recent reports on Form 10-K and Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on the company’s website (www.aboutschwab.com/financial-reports) and on the Securities and Exchange Commission’s website (www.sec.gov). The Company makes no commitment to update any forward-looking statements.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 36.5 million active brokerage accounts, 5.4 million workplace plan participant accounts, 2.0 million banking accounts, and $10.10 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and its affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products.

Contact Information

MEDIA

Mayura Hooper, 415-667-1525

public.relations@schwab.com

INVESTORS/ANALYSTS

Jeff Edwards, 817-854-6177

investor.relations@schwab.com